UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2018, Big Lots, Inc. (“we,” “us,” “our” or “Company”) announced the retirement of David J. Campisi as President, Chief Executive Officer and as a member of the Board of Directors of the Company (“Board”), effective as of April 16, 2018. Mr. Campisi, who had been on a temporary medical leave of absence since December 2017, as previously disclosed, has decided to retire in order to focus fully on his health. Mr. Campisi intends to pursue additional community-based activities during his retirement.

In connection with his retirement, Mr. Campisi entered into a separation agreement (“Separation Agreement”) with the Company on April 16, 2018. The following description of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending May 5, 2018. In recognition of Mr. Campisi’s service to the Company and in consideration of his execution of a general release of claims, Mr. Campisi will receive the severance payments and benefits provided for in his existing employment agreement as if his employment were terminated by the Company for no reason, as well as (i) the accelerated vesting of 23,358 of his unvested time-vesting restricted stock units (“RSUs”), representing 50% incremental vesting of his unvested RSUs; (ii) the accelerated vesting of 72,514 of his unvested performance stock units (“PSUs”), representing 50% incremental vesting of his unvested target PSUs, which will continue to be subject to actual performance to be earned; and (iii) reimbursement of his reasonable attorneys’ fees incurred in connection with the termination of employment. Mr. Campisi will remain subject to the restrictive covenants contained in his employment agreement, including covenants with respect to confidentiality, non-competition, non-interference and non-disparagement.

Lisa M. Bachmann, Executive Vice President, Chief Merchandising & Operating Officer, and Timothy A. Johnson, Executive Vice President, Chief Administrative and Chief Financial Officer, will continue to work closely with the Company’s Executive Leadership Team and Board to carry out Mr. Campisi’s executive responsibilities as the Board engages in a formal search process to identify a permanent successor Chief Executive Officer.

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Company’s April 17, 2018 press release with respect to the foregoing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are furnished herewith.

	Exhibit No.	Description

	99.1*	Big Lots, Inc. press release on Mr. Campisi’s retirement dated April 17, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: April 17, 2018	By:	/s/ Ronald A. Robins, Jr.
Ronald A Robins, Jr.
Senior Vice President, General Counsel
and Corporate Secretary